EX-99.j
                          Independent Auditors' Consent




The Board of Managers of JNL Variable Fund LLC


We consent to the use of our report dated February 1, 2002 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISER, SUB-ADVISER AND OTHER SERVICE PROVIDERS" in Part B of the SEC Form N-1A Registration Statement.



/s/ KPMG


Minneapolis, Minnesota
April 17, 2002


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in this Registration Statement on Form N-1A for each of the twelve (12) Series of the JNL Variable Fund LLC listed in Exhibit A.

/s/ PricewaterhouseCoopers LLP

April 16, 2002

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                                   EXHIBIT A

1.       JNL/First Trust Communications Sector Series
2.       JNL/First Trust Energy Sector Series
3.       JNL/First Trust Financial Sector Series
4.       JNL/First Trust Global Target 15 Series
5.       JNL/First Trust Leading Brands Sector Series
6.       JNL/First Trust Pharmaceutical/Healthcare Sector Series
7.       JNL/First Trust Target 25 Series
8.       JNL/First Trust Target Small-Cap Series
9.       JNL/First Trust Technology Sector Series
10.      JNL/First Trust The Dow Target 10 Series
11.      JNL/First Trust The Dow Target 5 Series
12.      JNL/First Trust The S&P Target 10 Series